Exhibit 10.21

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of ____________, by and between Scage International Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”) and the undersigned subscriber (the “Investor”).

WHEREAS, an Business Combination Agreement, dated as of August 21, 2023 and amended on June 18, 2024 (as may be further amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), was entered into by and among Finnovate Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (“SPAC”), the Issuer, Scage Future, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), Hero 1, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of the Issuer (“First Merger Sub”), and Hero 2, an exempted company incorporated with limited liability in the Cayman Islands and a wholly- owned subsidiary of the Issuer (“Second Merger Sub”), which provides for the combination of SPAC, the Issuer and the Company, on the terms and subject to the conditions therein pursuant to (i) the merger of First Merger Sub with the Company, with the Company being the surviving entity and as a wholly-owned subsidiary of the Issuer (the “First Merger”), followed by (ii) the merger of the Second Merger Sub with SPAC, with SPAC being the surviving entity and as a wholly-owned subsidiary of the Issuer (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Transaction Agreement, collectively, the “Transaction”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D and Rule 903 of Regulation S promulgated thereunder, the Issuer desires to issue and sell to the Investor, and the Investor desires to purchase from the Issuer, that number of ordinary shares in the capital of the Issuer, par value $0.00001 per share (the “Shares”) set forth on the signature page of this Subscription Agreement in a private placement. The aggregate purchase price to be paid by the Investor for the subscribed Shares as set forth on the signature page hereto (the “Subscribed Shares”) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Issuer acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from the Issuer the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that the Issuer reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer; the Issuer may do so in counterpart form.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the first Business Day on which the conditions to the Closing set forth in Sections 3 below are satisfied or waived (or such other date as is mutually agreed to by the Issuer and the Investor) (the “Closing Date”). On the Closing Date, (i) the Investor shall deliver to the Issuer the Subscription Amount by irrevocable wire transfer of United States dollars in immediately available funds to the account(s) designated by the Issuer, and (ii) as soon as practicable following, but not later than one (1) business day after the Closing Date, the Issuer shall (1) issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on the Issuer’s register of members and (2) deliver to the Investor a copy of the records of the Issuer’s share registrar or transfer agent or other evidence showing the Investor as the owner of the Shares on and as of the Closing Date; provided, however, that the Issuer’s obligation to issue the Shares to the Investor is contingent upon the Issuer having received the Subscription Amount in full accordance with this Section 2. Subject to the receipt of the Subscription Amount by the Issuer, if the Closing does not occur within ten (10) business days following the Closing Date, unless otherwise agreed to in writing by the Issuer and Investor, the Issuer shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, Hong Kong or the Cayman Islands are authorized or required by law to close.

3. Closing Conditions.

a. The obligation of the Issuer to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date, (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects, and (iii) the Investor shall have delivered the Subscription Amount to Issuer in compliance with the terms of this Subscription Agreement.

b. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by the Investor of the additional conditions that (i) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Issuer of its representations and warranties contained in this Subscription Agreement as of the Closing Date and (ii) all obligations, covenants and agreements of the Issuer required by the Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

4. Further Assurances. At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Issuer Representations and Warranties. The Issuer represents and warrants to the Investor that:

a. The Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, subject to the receipt of the Subscription Amount in accordance with the terms of this Subscription Agreement and registration on the Issuer’s register of members, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement and registered on the Issuer’s register of members, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s memorandum and articles of association (as may be amended and/or restated from time to time) in effect on the Closing Date or under the Companies Act (as revised) of the Cayman Islands.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject that would reasonably be expected to have a material adverse effect on the ability of the Issuer to timely comply in all material respects with the terms of this Subscription Agreement (an “Issuer Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

e. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to the Investor hereunder. The Shares (i) were not offered by any form of directed selling efforts, general solicitation or general advertising and (ii) to the Issuer’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Issuer is a “foreign issuer” as defined under the Regulation S.

6. Investor Representations and Warranties. The Investor represents and warrants to the Issuer that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, and accordingly, understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J), (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor (i) is an “institutional account” as defined by FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) exercised independent judgment in evaluating the Investor’s participation in the purchase of the Shares, and (z) understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). The information provided by the Investor on Schedule A is true and correct in all respects. Alternatively, the Investor represents that (i) it is not a “U.S. Person” as defined in Rule 902 of Regulation S and was outside of the United States at the time of the origination of contact concerning this Subscription Agreement and the date of the execution and delivery of this Subscription Agreement, (ii) it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and (iii) it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States.

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, subject to restrictions thereunder, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in Section 5 of this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Issuer and its subsidiaries. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full access to and opportunity to ask such questions, receive such answers and obtain such financial and other information and an opportunity to review such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor has conducted its own investigation of the Issuer and the Shares and the Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Issuer or its affiliates or advisors have provided any tax advice or any other representations or guarantee regarding the tax consequence of the transactions contemplated by this Subscription Agreement. The Investor acknowledges that it has reviewed the documents made available to the Investor by the Issuer. The Investor further acknowledges that the information contained in the documents reviewed by the Investor is subject to change, and that any changes to the information contained in such documents shall in no way affect the Investor’s obligation to purchase the Shares hereunder.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and the Issuer or a representative of the Issuer, and the Shares were offered to the Investor solely by direct contact between the Investor and the Issuer or a representative of the Issuer. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of directed selling efforts, general solicitation or general advertising or, to its knowledge, general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation other than the representations and warranties of the Issuer contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Issuer.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Issuer or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Issuer, this Subscription Agreement or the transactions contemplated hereby, the Shares or the offer and sale of the Shares.

j. The Investor acknowledges that (i) the Issuer currently may have, and later may come into possession of, information that is not known to the Investor and that may be material to a decision to enter into this transaction to purchase the Shares (“Excluded Information”), (ii) the Investor has determined to enter into the this transaction to purchase the Shares notwithstanding its lack of knowledge of the Excluded Information, and (iii)  the Issuer shall have no liability to the Investor, and the Investor hereby to the extent permitted by law waive and releases any claims it may have against the Issuer, with respect to the nondisclosure of the Excluded Information.

k. The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

l. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. No foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in the Issuer as a result of the purchase of Shares by the Investor hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over the Issuer from and after the Closing as a result of the purchase of Shares by the Investor hereunder.

q. The Investor has or has commitments to have and, when required to deliver payment to the Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

r. If the Investor is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Investor represents and warrants that (i) neither the Issuer nor, to the Investor’s knowledge, any of the Issuer’s affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

s. The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Issuer.

t. No broker, finder or other financial consultant is acting on the Investor’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of the Issuer for the payment of any fees, costs, expenses or commissions.

7. [Reserved]

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur: (a)  upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, and (b) the Closing shall not have occurred with respect to the Investor within 15 days after the date hereof other than as a result of a breach of the Investor’s obligations hereunder (the termination events described in clauses (a) and (b) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall notify the Investor in writing of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to the Issuer in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to the Investor.

9. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by a controlled affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of the Issuer.

b. The Issuer may request from the Investor such additional information as the Issuer may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, the Issuer agrees to keep any such information provided by Investor confidential except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the U.S. Securities and Exchange Commission (“SEC”) or regulatory agency. The Investor acknowledges that the Issuer may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a registration statement of the Issuer.

c. The Investor acknowledges that the Issuer and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto (to the extent applicable). Prior to the Closing, the Investor agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Issuer if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. Each of the Issuer and the Investor acknowledges and agrees that each representation, warranty, covenant and agreement of the Issuer and the Investor hereunder is being made also for the benefit of the Company after the Closing.

e. The Issuer is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8, Section 9c, Section 9d, Section 9e, Section 9g, this Section 9h, Section 10 and the last sentence of Section 9l, with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement and may rely on such provisions.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m. If any change in the number, type or classes of authorized shares of the Issuer (including the Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

n. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

o. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the state or federal courts located in the State of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 9o is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9o following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

p. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to the Issuer.

10. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Issuer expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), or (ii)  any other party to the Transaction Agreement or any Non-Party Affiliate (other than the Issuer with respect to the previous sentence), shall have any liability (including in contract, tort, under federal or state securities laws or otherwise) to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer or any Non-Party Affiliate concerning the Issuer, any of its controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer or any family member of the foregoing.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:	State/Country of Formation or Domicile:

INVESTOR

By:

Name:

Title:

Name in which Shares are to be registered (if different):

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share:

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Issuer has accepted this Subscription Agreement as of the date first written above.

Scage International Limited

By:
Name:	Chao GAO
Title:	Director

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

☐	Any entity in which all of the equity owners are “accredited investors” under Rule 501(a) under the Securities Act meeting one or more of the above tests.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.